Constellation Acquisition of Calpine: Creating the Right Company at the Right Time January 10, 2025

This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic, and financial performance, are intended to identify such forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the proposed transaction between Constellation Energy Corporation (collectively with our subsidiaries, “Constellation,” “we,” “our” or “us”) and Calpine Corporation (collectively with its subsidiaries, “Calpine”), the expected closing of the proposed transaction and the timing thereof, the financing of the proposed transaction and the pro forma combined company and its operations, strategies and plans, enhancements to investment-grade credit profile, synergies, opportunities and anticipated future performance and capital structure, and expected accretion to earnings per share and free cash flow. Information adjusted for the proposed transaction should not be considered a forecast of future results. Although we believe these forward-looking statements are reasonable, statements made regarding future results are not guarantees of future performance and are subject to numerous assumptions, uncertainties and risks that are difficult to predict. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. Actual outcomes and results may differ materially from the results stated or implied in the forward-looking statements included in this presentation due to a number of factors, including, but not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the risk that Constellation or Calpine may be unable to obtain governmental and regulatory approvals required for the proposed transaction, or required governmental and regulatory approvals may delay the proposed transaction or result in the imposition of conditions that could cause the parties to abandon the proposed transaction; the risk that the parties may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected; and the risk that the combined company may be unable to achieve synergies or other anticipated benefits of the proposed transaction or it may take longer than expected to achieve those synergies or benefits. Other unpredictable or unknown factors not discussed in this presentation could also have material adverse effects on forward- looking statements. The factors that could cause actual results to differ materially from the forward-looking statements made by us include those factors discussed herein, as well as the items discussed in (1) our combined 2023 Annual Report on Form 10-K in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 19, Commitments and Contingencies; (2) our Third Quarter 2024 Quarterly Report on Form 10-Q in (a) Part II, ITEM 1A. Risk Factors, (b) Part I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part I, ITEM 1. Financial Statements: Note 13, Commitments and Contingencies; and (3) other factors discussed in filings with the SEC by us. Investors are cautioned not to place undue reliance on these forward-looking statements, whether written or oral, which apply only as of the date of this presentation. Neither Registrant undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this presentation. This Presentation includes market and industry data and forecasts that we have derived from publicly available information, various industry publications, other published industry sources and our internal data and estimates. Additionally, our internal data and estimates are based upon information obtained from trade and business organizations and other contacts in the markets in which we operate. Although we believe these third-party sources are reliable as of their respective dates, we have not had this information further verified by any other independent sources. Cautionary Statements Regarding Forward-Looking Information 2

The Registrants report their financial results in accordance with accounting principles generally accepted in the United States (GAAP). We supplement the reporting of financial information determined in accordance with GAAP with certain non-GAAP financial measures, including: • Adjusted operating earnings (and/or its per share equivalent, also referred to in the presentation as EPS) exclude certain costs, expenses, gains and losses and other specified items, including mark-to-market adjustments from economic hedging activities and fair value adjustments related to gas imbalances and equity investments, decommissioning related activity, asset impairments, certain amounts associated with plant retirements and divestitures, pension and other post-employment benefits (OPEB) non-service credits, and other items as set forth in the Appendix • Free cash flows before growth (FCFbG) is cash flows from operations less capital expenditures under GAAP for maintenance and nuclear fuel, equity investments, and adjusted for changes in collateral and non-recurring costs-to-achieve (CTA) • Adjusted gross margin is defined as adjusted operating revenues less adjusted purchased power and fuel expense, excluding revenue related to decommissioning, gross receipts tax, variable interest entities, and net of direct cost of sales for certain end-user businesses – Adjusted operating revenues excludes the mark-to-market impact of economic hedging activities due to the volatility and unpredictability of the future changes in commodity prices – Adjusted purchased power and fuel excludes the mark-to-market impact of economic hedging activities and fair value adjustments related to gas imbalances due to the volatility and unpredictability of the future changes in commodity prices • Adjusted operating and maintenance (O&M) excludes direct cost of sales for certain end-user businesses, Asset Retirement Obligation (ARO) accretion expense from unregulated units and decommissioning costs that do not affect profit and loss, the impact from operating and maintenance expense related to variable interest entities at Constellation, and other items as set forth in the reconciliation in the Appendix Due to the forward-looking nature of our Adjusted Operating Earnings guidance, Projected Adjusted Gross Margin, and Projected Free Cash Flow Before Growth, we are unable to reconcile these non-GAAP financial measures to the comparable GAAP measures given the inherent uncertainty required in projecting gains and losses associated with the various fair value adjustments required by GAAP. These adjustments include future changes in fair value impacting the derivative instruments utilized in our current business operations, as well as the debt and equity securities held within our nuclear decommissioning trusts, which may have a material impact on our future GAAP results. Non-GAAP Financial Measures 3

This information is intended to enhance an investor’s overall understanding of period over period financial results and provide an indication of Constellation’s operating performance by excluding items that are considered by management to be not directly related to the ongoing operations of the business. In addition, this information is among the primary indicators management uses as a basis for evaluating performance, allocating resources, setting incentive compensation targets and planning and forecasting of future periods. These non-GAAP financial measures are not a presentation defined under GAAP and may not be comparable to other companies’ presentations of similarly titled financial measures. Constellation has provided these non-GAAP financial measures as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. These non-GAAP measures should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP measures provided in the materials presented. Non-GAAP financial measures are identified by the phrase “non-GAAP” or an asterisk (*). Reconciliations of these non-GAAP measures to the most comparable GAAP measures are provided in the appendices and attachments to this presentation. Certain Preliminary Results This presentation includes certain preliminary results. These preliminary results reflect our current estimates for this period based on information available as of the date of this presentation. However, these preliminary results are inherently uncertain. We have not yet closed our books for our fourth fiscal quarter of 2024 and our independent registered public accounting firm has not completed its audit of our results for the fiscal year ended December 31, 2024. Our actual results may differ materially from these preliminary results due to the completion of our financial closing procedures, final adjustments and other developments that may arise between the date of this presentation and the time the financial results for 2024 are finalized. Non-GAAP Financial Measures Continued 4

Constellation to Acquire Calpine

Calpine Overview (1)

Calpine has 27.7 GW of operating capacity across 79 plants, and a strong retail platform with ~59 TWh annual load

Conventional Gas Assets

- 61 operating assets, primarily consisting of CCGTs, with a combined operating capacity of ~26 GW with 425 MWs of new natural gas under construction

The Geysers

- 13 operating geothermal plants located in Northern California with an operating capacity of ~725 MW

Other Carbon Free Assets

- Solar and battery storage assets with ~740 MW operating capacity and ~160 MW under construction.

Retail Energy Platform

- Serves ~59 TWhs and more than 243,000 C&I and residential customers across 17 states and includes a solutions business that works closely with the C&I customer base in a bespoke manner

Cogeneration

- ~6,000 MW makes up the nation's largest portfolio of cogeneration facilities

No Coal Generation or Coal Liabilities

Geographical Overview



East
9.7 GW
West
8.4 GW
Texas
9.6 GW
Facilities
Natural gas power plant
Wind/Solar/Storage
Geothermal

(1) Includes acquisition of Quail Run Energy Center (550 MW combined-cycle) completed in 2024 and 658MW of battery storage that became operational in 2024. Excludes 140 MW from Carll's Corner and Mickleton facilities that were shut down in 2024.

5

Constellation

Creates leading coast-to-coast generation fleet that is irreplaceable, dispatchable, reliable, and the cleanest in America Reliable, clean and sustainable MWs are a premium product EPS* (1) accretive by more than 20% in 2026 and at least $2.00 per share through 2029, adding more than $2B in free cash flow before growth* annually Opportunity to provide energy and sustainability solutions to more customers Brings together two exceptional teams Strong investment grade balance sheet better positions us to serve customers and offers strategic flexibility Potential to add at least 3,500 MWs of reliable power resources to the grid including 1,900 MWs already announced Continued optionality from selling attributes of clean, reliable nuclear fleet while broadening the resource options for our customers The Acquisition of Calpine Better Positions Constellation for the Future 6 (1) Representative of Adjusted (non-GAAP) Operating Earnings per Share, see slide 3

• Enterprise value of $29.1B including $12.7B of net debt; after adjusting for forecasted 2025 free cash flow and NPV of tax attributes, effective enterprise value of $26.6B • Equity purchase price of $16.4B made up of $11.9B of Constellation shares (1) (50 million shares or 13.9% of the combined shares outstanding) and $4.5B of cash • Compelling 7.9x 2026 EV/EBITDA multiple Consideration • Executive team led by Constellation President and CEO, Joe Dominguez • Andrew Novotny to become Executive Vice President of Constellation and President of Calpine Management • Ownership commitment from Calpine's largest shareholders with phased 18-month lock-up period on Constellation shares subject to agreed upon schedule Calpine Shareholder Support • Immediately EPS (2) accretive by more than 20% in 2026 and at least $2.00 per share through 2029 • Maintaining double-digit compound base EPS* growth through the decade • Increases free cash flow before growth* by at least $2 billion annually • Expect credit ratings to be affirmed with stable outlooks by Moody’s at Baa1 and S&P at BBB+ and return to target credit metrics by year-end 2027 Financial Highlights • Transaction close targeted for 4Q 2025 • Needed approvals include DOJ, FERC, New York Public Service Commission and Public Utility Commission of Texas • Limited PJM asset sales will be proposed to mitigate any potential market power concern Timing & Approvals 7 Key Transaction Terms (1) Based on 20-day VWAP of $237.98 (2) Representative of Adjusted (non-GAAP) Operating Earnings per Share, see slide 3

20% 40% 60% 80% 100% 120% % G row th 2015 2020 2025 2030 2035 70,000 80,000 90,000 100,000 110,000 120,000 130,000 140,000 150,000 E R C O T P ea k Lo ad ( M W ) +81% 10% 20% 30% 40% 50% 60% % G row th 2015 2020 2025 2030 2035 150,000 160,000 170,000 180,000 190,000 200,000 210,000 220,000 230,000 P JM P ea k Lo ad ( M W ) +31% PJM Peak Demand Forecasts Keeps Growing (MW) (2)ERCOT Peak Load Growth Projection (MW) (1) Unprecedented Demand Growth Projected for the U.S. 8 (1) Source: ERCOT. https://www.ercot.com/gridinfo/load/forecast. (2) Source: PJM 2025 Load Forecast (Preliminary Accepted Requests). As of 11/2024. https://www.pjm.com/planning/resource-adequacy-planning/load-forecast-dev-process. (3) 2024 forecast uses a different methodology and now requires ERCOT to include all large loads in their forecast regardless of status due to HB 5066 History 2020 2021 2022 2023 2024 Forecast (3) History 2020 2021 2022 2023 2024 2025 Prelim Forecast ERCOT forecasts peak load growth of over 80% between 2024 and 2034 PJM forecasts peak load growth of over 30% between 2024 and 2034

New Supply is Primarily Intermittent Renewables, Increasing the Value of Reliable and Clean Generation

U.S. 2025 Planned Capacity Additions (1)



Wind
9.1 GW
Battery
16.2 GW
Natural Gas
4.7 GW
Other
0.2 GW
62 GWs
Solar
32.2 GW

PJM Generation Interconnection Queue (2)



Wind
33.4 GW
Natural Gas
7.5 GW
Hybrid (3)
29.9 GW
Battery
44.7 GW
208 GWs
Other
0.2 GW
Solar
91.8 GW

CAISO Generation Interconnection Queue (4)



Solar
24.6 GW
107 GWs
Wind
7.2 GW
Pumped-Storage Hydro
1.9 GW
Battery
72.5 GW

ERCOT Generation Interconnection Queue (5)



Solar
143.6 GW
Wind
30.5 GW
Natural Gas
17.5 GW
338 GWs
Battery
146.2 GW

(1) Source: EIA Preliminary Monthly Electric Inventory (Nov 2024). https://www.eia.gov/electricity/data/eia860m/.
(2) Source: PJM. https://www.pjm.com/planning/service-requests/serial-service-request-status.
(3) Hybrid is a project that uses a combination of technologies, such as solar and storage, to create a mixed technology resource
(4) Source: CAISO. https://view.officeapps.live.com/op/view.aspx?src=https%3A%2F%2Fwww.caiso.com%2Fdocuments%2Fpublicqueuereport.xlsx.
(5) Source: ERCOT. https://www.ercot.com/mp/data-products/data-product-details?id=PG7-200-ER.

9

Constellation

Natural Gas Capacity Will Support the Electric System for Decades (1) 10 0% 25% 50% 75% 100% 125% 150% 175% % o f C u rr en t N at u ra l G as In st al le d C ap ac it y California (2024) Texas (2023) New England (2020) PJM (2024) US (2021) (1) Sources: (CA) California ISO “2024 Summer Loads and Resources Assessment” (May 2024); (TX) IdeaSmiths LLC “ERCOT 2040: A Roadmap for Modernizing Texas’ Electricity Infrastructure” (July 2023); (NE) E3 “Net-Zero New England: Ensuring Electric Reliability in a Low-Carbon Future” (Nov 2020); (PJM) Aurora “Market Report” (Oct 2024); (US) Princeton University “Net Zero America” (Oct 2021). Numerous studies have reinforced the long-term need for the natural gas generation fleet even in deep decarbonization scenarios

Creates Leading Clean U.S. Energy Producer with Coast-to-Coast Presence 11 308 228 216 206 183 130 115 113 79 76 Constellation + Calpine NextEra Energy Duke Vistra Southern Berkshire Hathaway Energy Entergy Dominion AEP Xcel Leading Carbon-Free Generators (million MWhs) Carbon Intensity (lb/MWh) 183 122 81 54 52 52 42 39 31 31 Constellation + Calpine NextEra Energy Duke Berkshire Hathaway Energy Dominion Vistra Southern Entergy PSEG Xcel 356 398 578 710 801 914 915 1,018 1,074 1,336 Constellation + Calpine NextEra Energy Dominion Entergy Duke Berkshire Hathaway Energy Southern Xcel Vistra AEP Note: Reflects 2022 regulated and non-regulated investor-owned generators. Source: Benchmarking Air Emissions, November 2024. Vistra modified to reflect Energy Harbor. Generation Output (million MWhs)

Creates Leading Clean U.S. Energy Producer with Coast-to-Coast Presence 12 Retail territories Presence (40 states) Net Capacity (MW) 1 2,390 Facilities Nuclear Hydro Natural gas power plant Wind/Solar/Storage Geothermal • Largest operator of carbon-free, long-lived, 24/7 nuclear plants • Leading natural gas fired generator and leader in natural gas-fired CCS • Leading cogeneration operator • Largest geothermal generator • Nationwide provider of innovative solutions to customers across 40 states America’s Leading Power Generation Company

PJM 14% ERCOT 43% CAISO 28% ISO-NE 7% Other (2) 8% PJM 49% ERCOT 23% CAISO 10% NYISO 8% Other (2) 10% Coast-to-Coast Footprint Creates Substantial Market Diversification (1) 13 Constellation Standalone PJM 69% ERCOT 11% NYISO 13% Other (2) 7% Calpine Standalone Combined Business (1) Based on 2023 million MWh (2) Other may include CAISO, ISO-NE, MISO, Northwest, SERC, Southwest, SPP, and Canada = Combination creates a premier coast-to-coast generation fleet with market diversification in some of the fastest growing markets

Proven Teams with Shared Values 14 • Experienced, best-in-class teams with strong cultures of safety, operating excellence and commitment to serving customers, communities and the country - Constellation’s and Calpine’s people share a passion for powering America’s families and businesses with energy that is reliable, clean, affordable and available whenever it’s needed - Both companies are innovators recognized across the industry for operating at the highest levels of safety, efficiency and reliability, and for offering competitive products that allow customers to cost-effectively meet their energy needs • Strengthens shared commitment to supporting clean, healthy and growing communities through workforce development, philanthropy and community investment - The combined company will increase its positive impact, serving as an economic engine for local communities through jobs, tax payments and other economic activity - The combined company will continue its commitment to communities through the more than $21 million (1) in combined annual Foundation, corporate and employee philanthropy in addition to the thousands of employee volunteer hours, with a focus on economically disadvantaged communities Calpine ~2,500 Employees Constellation ~14,000 Employees Combined Company ~16,500 Employees (1) 2023 contributions Creates Significant Combined Expertise Of Two Leading Operators

Our Assets are Needed to Support Reliability 15 (1) Reported at Constellation’s ownership share, excluding Salem and STP. 2021 Constellation ownership share reflects EDF Put closure on August 6, 2021. (2) Refueling outage days are not adjusted for ownership Nuclear Capacity Factor (%) (1) Average Nuclear Refueling Outage Days (2) Capacity FactorFleet Availability Calpine – Gas GenerationConstellation – Nuclear Generation 95.4% 94.5% 94.8% 94.4% 94.6% 90.8% 2020 90.9% 2021 90.9% 2022 90.9% 2023 2024 Through 9/30 Industry Average 22 22 21 21 20 34 32 40 38 2020 2021 2022 2023 2024 Through 9/30 Industry Average 84% 86% 88% 2022 2023 2024 Through 9/30 52% 57% 57% 2022 2023 2024 Through 9/30

Opportunity to Provide Energy and Sustainability Solutions to More Customers 16 Constellation + Calpine NRG Energy Vistra Energy (2) bp ENGIE Shell Energy Solutions Energy Solutions Gexa Energy AEP Energy Just Energy WGL Energy Services 200 151 120 76 52 36 32 24 17 14 Note: Items may not sum due to rounding (1) Source: DNV GL Retail Landscape July 2024. Numbers reflect annualized customer load under contract as of December 2023. (2) Adjusted to include Energy Harbor (3) Does not equate to annualized retail load volumes under contract as reported in DNV GL Market Share Landscape. Numbers rounded to the nearest 5 million MWh. Constellation C&I Calpine C&I Constellation Residential Calpine Residential C&I Residential Retail Electric Load Served (million MWhs) (1) 50 55 30 20 25 15 10 30 10 10 Midwest Mid- Atlantic ERCOT New York New England West Southeast 60 85 40 20 35 20 5 Wholesale Retail 2023 Combined Electric Load Served by Region (million MWhs) (3) Wholesale 25% Retail 75% C&I 90% Residential 10% ~ 265 Combined Company Remains Primarily Focused on C&I Customers (million MWhs)

17 Complementary Generation and Customer Businesses Allows for Expansion • Calpine offers high quality dispatchable assets in Texas, California and New England – all markets where Constellation sees opportunities to expand Dispatchable Assets Help Manage Market Volatility • Calpine assets will support increased load serving with less need to rely on supplemental market- based products for risk management, reducing cost to serve • Constellation and Calpine both have a proven track record of extracting optimization value in the face of anticipated market volatility Cross-Commodity Opportunities • Calpine offers expanded channel to offer our highest value clean energy products (Hourly CFE, CORe/CORe+, EFECs) • Constellation will enable new value capture through cross-selling of retail gas to existing Calpine power customers Calpine Complements Existing Portfolio in Uniquely Beneficial Ways

Complementary Capabilities Will Create Value for Combined Company

				Combined
Assets	Largest Nuclear Fleet	✓	○	✓
	Leading Natural Gas Fleet	○	✓	✓
	Largest Geothermal Fleet	○	✓	✓
	Battery Storage	○	✓	✓
	Renewables	✓	✓	✓
Markets	PJM	✓	◐	✓
	ERCOT	◐	✓	✓
	California	◐	✓	✓
	New England	◐	◐	✓
Customer Products	Hourly CFE, CORE/CORe+, EFECs	✓	○	✓
	Customized Blending of Products	✓	◐	✓
	Cross Selling Power and Gas	✓	◐	✓
People	Strong Management Team	✓	✓	✓
	Best Operator of Nuclear Plants	✓	○	✓
	Leading Operator of Natural Gas	◐	✓	✓
	Best Customer Platform	✓	✓	✓
	Strong Development Capabilities	○	✓	✓
Opportunities for Growth	Benefits from Data Economy for Nuclear	✓	○	✓
	Benefits from Data Economy for Natural Gas	○	✓	✓
	New Nuclear MWs	✓	○	✓
	Carbon Capture and Sequestration	◐	◐	✓
	Solar and Battery Storage	○	✓	✓
Balance Sheet/ Cash Flow	Strong Investment Grade Ratings	✓	○	✓
	Strong Cash Flow for Allocation	✓	✓	✓

18

$8.40+ (1) Full-year 2024 earnings guidance is based on expected average diluted common shares outstanding of 315 million 2024 Adjusted Operating Earnings* Expected to Exceed Top End of Guidance Range 19 $/share $7.23 $7.63 $7.60 $8.00 $8.00 $8.20 Original Guidance Feb 2024 Business & Earnings Outlook Previously Revised Guidance Q2 Earnings Call Current Guidance (1) Q3 Earnings Call 2024 Expectation $8.03 $8.40 $8.40 . . 7.6 .

Initiating Constellation Standalone 2025 Adjusted Operating Earnings* Guidance of $8.90 - $9.60 Per Share (1) 20 $6.35 - $6.45 2025 Business and Earnings Outlook (Feb 2024) $6.70 - $6.80 2025 Current Base Enhanced Guidance Range $8.90 - $9.60 Base Earnings Changes from February 2024 Business and Earnings Outlook  Increase in commercial margins (updated to 10-year average (2))  Portfolio optimization targets and value from management of PTC portfolio  Lower D&A due to lengthening expected asset lives  Higher O&M  Higher effective tax rate Base and Enhanced Earnings for Standalone Company Have Improved Since Last Year (1) Full-year 2025 earnings guidance is based on expected average diluted common shares outstanding of 311 million (2) 10-Year average represents five years of historical realized margins and five years of forward-looking forecast

Calpine Acquisition is Immediately EPS* and Free Cash Flow Before Growth* Accretive 21 $11.9BCEG Equity (3) $4.5BCash Payment $12.7BNet Debt Assumed at Close $29.1BEnterprise Value (4) ($2.5B) Less: Retained Cash and NPV of tax attributes $26.6BEffective Enterprise Value (2) Transaction Financing ($M)Key Financial Details 7.9x 2026 Effective EV/EBITDA At least $2.00 EPS* accretion annually (1) At least $2.0B of additional FCFbG* annually $26.6B Effective Enterprise Value (2) (1) Representative of Adjusted (non-GAAP) Operating Earnings per Share, see slide 3 (2) Effective Enterprise Value includes cash from Calpine and the NPV of the cash tax adjustment (3) Based on 20-day VWAP of $237.98 (4) Enterprise Value excludes retained cash from Calpine and the NPV of the cash tax adjustment

Immediately Highly Accretive to Adjusted Operating Earnings* per Share by 20% in 2026 22 $5.95 - $6.05 2026 Standalone Guidance (1) At least $2.00 2026 Accretion from Transaction Enhanced Base $8.70 - $9.70 When looking beyond 2026, we expect to: • Maintain base EPS* growth target of at least 13% from 2024-2030 (2) • Enhanced earnings of 20-25% on top of base earnings • At least $2 per share incrementally accretive in each year $/share (1) Full-year 2026 standalone earnings guidance is based on expected average diluted common shares outstanding of 311 million (2) 2024 base EPS* was projected to be $5.45 - $5.55 per share as disclosed on February 27, 2024 Business and Earnings Outlook

$40 $45 $50 $55 $60 2024 2025 2026 2027 2028 2029 2030 M ar ke t R ev en u es + P T C ($ /M W h ) Numerous Opportunities for Additional Value Creation Beyond Current Projections 23 Higher Inflation Results in Higher Nuclear PTC Floor Price Timeline of MWhs Available for Attribute Payments from Nuclear and Geothermal (1) (1) Attribute payment is defined as compensation for carbon-free, reliable, hourly-matched energy attributes that are not currently reflected in market pricing. (2) Includes generation committed through state programs, contracted generation from geothermal starting in 2026, and Crane contract with Microsoft starting in 2028. (3) For illustrative purposes, reflecting uplift from selling 2030 available carbon-free generation at premium values (4) Reflects 184 million MWh of expected nuclear generation (excluding Crane) multiplied by the difference in PTC floor prices under 2% and 3% inflation scenarios 104 105 66 37 77 81 124 159 177 184 E xp ec te d G en er at io n (M ill io n M W h s) 2025 2026 2027 2028 19 2029 12 2030 181 186 190 196 196 196 Program roll-off Commited Attribute Sales (2) Available for Attribute Sales NJ ZEC IL CMC and IL ZEC NY ZEC 2% Inflation 3% Inflation 4% Inflation Attribute Payments Provide Substantial Upside (1,3) Revenue Uplift ($M) $20 Attribute Value $10 Attribute Value Volume (million MWhs) Percentage of Available Gen in 2030 $920$4604625% $1,840$9209250% $2,760$1,38013875% ~$755M incremental revenue between 2% and 3% inflation (4)

Constellation is Uniquely Positioned to Acquire Calpine while Maintaining Strong Investment Grade Balance Sheet

Constellation's Balance Sheet Strength and Financing Structure Enables Highly Accretive Acquisition

Strong, predictable cash flows and focused deleveraging plan expected to support maintaining Baa1/BBB+ ratings

Prudent financing structure, including avoiding acquisition debt, positions Constellation to return to target credit metrics within two years

Given our strong credit profile, Constellation has ample access to liquidity to serve power and gas customers across all competitive U.S. markets

Expect Rating Agencies to Affirm Constellation Credit Ratings

Moody's	Baa1; stable outlook
S&P	BBB+; stable outlook

Deleveraging Plan

- **2026 & 2027**: Constellation will use both Free Cash Flow before Growth* and new debt issuance to retire Calpine's higher coupon debt
- **Beyond 2027**: Constellation will continue to target consolidated debt balances based on 35% CFO/Debt* and 40% FFO/Debt* at Moody's and S&P, respectively
- Maturing Calpine debt to be refinanced at Constellation, resulting in consolidation of Calpine's capital structure into Constellation over time

24

Note: GAAP to Non-GAAP definitions for credit metrics can be found on page 40 of the Appendix

Constellation.

Continued Disciplined Capital Allocation 25 Capital Allocation Priorities Debt reduction to maintain credit ratings Dividend growth Pursue growth that meets double-digit unlevered return threshold Return capital to shareholders

Continuing to Add Generation to Meet Rising Power Demand

Investing for the Future, Today

- **835 MW** Crane Clean Energy Center
- **~160 MW** of uprates from Byron and Braidwood
- **More than 4,250 MW** of nuclear license renewals [(1)]
- **~165 MW** of Battery Energy Storage Systems (BESS) and solar
- **760 MW** currently in due diligence phase of Texas Energy Fund (TEF) program

Opportunities Ahead of Us

- Up to 1,000 MW of additional nuclear uprates
- Nuclear license extensions across our fleet
- Leading CCS projects under consideration with DOE support
- Early-stage work on developing new nuclear with government and other partners
- Pipeline of BESS
- Solar
- New natural gas



Crane Clean Energy Center

(1) Reflects capacity for Clinton, Dresden, and Peach Bottom. We are currently seeking license renewals for Clinton and Dresden units 2 and 3 to extend the operating licenses by an additional 20 years. Peach Bottom has previously received a second 20-year license renewal from the NRC for Units 2 and 3.

Constellation

26

Constellation – Our Assets Are Unmatched 27 Visible, Double-Digit Long-Term Base EPS Growth Backed by Nuclear PTC, Contracts and Customer Margins Best and Leading Operator of Clean, Emissions-free and Low-emissions, Reliable Generation, with Coast-to-Coast Presence Uniquely Positioned to Support Economic Growth, Electric System Reliability and National Security Growing Product Opportunities Through Leading Customer Platform Significant Opportunities to Sell Clean Attributes, Participate in Data Economy, and Grow Clean, Reliable MWs Strong Free Cash Flows and High Investment Grade Balance Sheet

Appendix 28

Required Regulatory Approvals and Timing 29 Regulatory Filings Will Be Made Expeditiously Federal Energy Regulatory Commission (FERC): • FERC filing will include mitigation plan to preemptively address any market power concerns; plan will likely include limited asset divestitures • FERC has 180 days to act but can extend for another 180 days U.S. Department of Justice: • Hart-Scott-Rodino review • Initial 30-day waiting period can be extended by a Second Request New York Public Service Commission: • Approximately 4-month review process Other Filings: • Other FERC filings to address discrete regulatory and administrative matters • Federal Communications Commission • Public Utilities Commission of Texas • State PSCs regulating retail businesses (CA, CT, DC, DE, IL, ME, MD, MA, MI, NE, NH, NJ, NY, OH, OR, PA, RI, TX, VA, WA)

Combined Company Characteristics Compared to Leading Companies in Different Sectors

	Constellation Standalone	Combined Company	Specialty Chemicals	Waste	Rail	Towers	IPPs
Strong Growth Rates	Double-digit through the decade (1)	Double-digit through the decade (1)	✓	✓	✓	~	~
Consistent Earnings (meet or beating guidance)	✓	✓	✓	✓	✓	✓	~
Credit Ratings (S&P / Moody's)	BBB+ / Baa1	BBB+ / Baa1	Investment Grade	Investment Grade	Investment Grade	Investment Grade	Sub-Investment Grade
Positive FCF	✓	✓	✓	✓	✓	✓	✓
Geographic and Market Diversity	~	✓	~	✓	✓	✓	~
Supports Development of AI Economy	✓	✓	N/A	N/A	✓	✓	✓
Long Duration of Assets	✓	✓	~	✓	✓	✓	~
Unique Positioning in the Market	✓	✓	✓	✓	✓	✓	✗
Supports Energy Reliability	✓	✓	N/A	N/A	✓	N/A	✓

(1) Base EPS* growth

30

Constellation

$6.70 - $6.80 2025 Standalone Guidance (1) $5.95 - $6.05 2026 Standalone Guidance (1) Guidance Range $8.90 - $9.60 Guidance Range $8.70 - $9.70 • Lower generation output with more and longer nuclear refueling outages • Commercial business normalizing with roll off of prior higher margin backlog • Absence of expected PTC price expansion in 2026 2026 2025 and 2026 Standalone Constellation Year-Over-Year Adjusted Operating Earnings* Drivers 31 Adjusted Operating Earnings* guidance initiated at $8.90-9.60 per share (1) • Higher generation output with fewer planned nuclear outages in 2025 • Favorable prices with expected PTC price inflation and contribution from higher PJM capacity prices • Strong Commercial backlog from deals in 2023 and 2024 • O&M cost favorability with less incentive and stock compensation 2025 (1) Full-year 2025 earnings guidance is based on expected average diluted common shares outstanding of 311 million. 2026 outstanding shares assumed held flat on standalone company. $/share

Standalone Constellation Base Earnings Modeling Tools



$/share
$6.70 - $6.80
$5.95 - $6.05
2025
2026

Long-term base earnings can be readily modeled with inputs provided

Base Gross Margin	Modeling Tools	Additional Detail
Generation (Nuclear)	Expected generation x price	Can be broken down by CMC units, NY units, Crane and remaining fleet (PTC)
Generation (Non-Nuclear)	Cleared capacity volumes x clearing price	Capacity volumes and prices provided for PJM and NEPOOL
	Expected generation x price	Historical PPA prices for renewables, power prices for hydro, and spark spreads for natural gas and oil
Commercial	Volumes x 10-year historical and forecasted margin	Power and gas margins provided
	Other Commercial Gross Margin (~$600M-$675M/yr)	Includes portfolio management and gross margin from other Commercial businesses, including Constellation Home and Energy Efficiency

Additional modeling details can be found starting on page 34

32

Constellation

2025 2026 2030 (1) 20292028202720262025Factors $49.88$45.75$45.75$44.75$44.75PTC Step-Up (2% Inflation) n/an/a $34.50 Roll-off in May $34.09$33.47CMC Program 1612151512Number of Planned Refueling Outages (2) Above typical range Typical range Above typical range Above typical range Typical rangeCEG Outage Duration (3) 188187180180182 Expected Nuclear Generation (million MWh) (2,4) 33 Standalone Constellation Visible 13%+ Adjusted Operating Earnings* Growth on Base Earnings Through 2030 Long-term Growth Rate of at Least 13% from 2024-2030 but Will Vary from Year to Year • Inflation greater than 2% assumption • Attribute payments for reliable, carbon-free power sales • Commercial margins above the assumed 10-year average Items Not Included in Growth Rate Base Earnings 182 180 180 187 188 Expected Nuclear Generation (million MWhs) (2,4) (1) Illustrative (2) Includes Salem and STP at ownership share. Includes impact from Crane beginning 2028. (3) Planned outage durations vary due to unit-specific attributes and outage work scope (4) Reflected at ownership share

Standalone Constellation Modeling Tools for Base Earnings



$6.70 - $6.80
$5.95 - $6.05
2025
2026

Gross Margin* (Base Only) (1)	2025 Quantity (million MWhs)	2025 Prices ($/MWh)	2026 Quantity (million MWhs)	2026 Prices ($/MWh)
Nuclear (2)				
Illinois CMC Units (3)	55	$33.47	53	$34.09
NY Units (4)	26	$61 - $62	25	$61 - $63
Remaining Units (PTC)	101	$44.75	102	$44.75
Nuclear Fuel Amortization		($5.30 - $5.35)		($5.75 - $5.80)
Non-Nuclear				
Wind/Solar	5	~$60 - $70 Avg.	5	~$60 - $70 Avg.
Wind PTC	~$30M		~$30M	
Hydro	2	~$45	2	~$45
Natural Gas, Oil, Other	20	~$20 spark spread	18	~$20 spark spread
Capacity Revenues	See Appendix page 36		See Appendix page 36	
Commercial	**Projected Volumes**	**Average Margin**	**Projected Volumes**	**Average Margin**
Power Margins	205 million MWhs	$3.70 - $3.80 / MWh	200 million MWhs	$3.70 - $3.80 / MWh
Gas Margins	845 million dth	$0.25 - $0.30 / dth	865 million dth	$0.25 - $0.30 / dth
Other Commercial Margin	~$600M		~$675M	

Other Modeling Inputs	2025	2026
Other Revenues	$25	$25
Adjusted O&M* (Excl. Performance Incentive Adj.) (5)	($5,225)	($5,400)
TOTI (6)	($450)	($475)
Other, Net	$25	$25
Depreciation and Amortization	($925)	($925)
Interest Expense, Net (7)	($325)	
Effective Tax Rate (8)	24%	25%

Note: 2025 earnings guidance based on expected average shares outstanding of 311 million. 2026 assumes average shares outstanding are held flat.

(1) To the extent we receive nuclear PTCs, the value will be reflected in revenues on the GAAP financial statements
(2) Reflected at ownership share; includes Salem and STP
(3) Reflects calendar year price based on weighted average CMC price for 2024/2025, 2025/2026, and 2026/2027 planning years
(4) Values reflect the total of energy, capacity, and ZEC consistent with the rate-setting mechanism
(5) Adjusted O&M* excludes impact from performance O&M associated with higher enhanced earnings. Total Adjusted O&M* is $5,375 million and $5,450 million for 2025 and 2026, respectively.
(6) TOTI excludes gross receipts tax
(7) Interest expense is not reflective of capital allocation. Includes interest income from cash on hand.
(8) Effective tax rate reflects PTC revenues as of December 12, 2024

34

Constellation.

Standalone Constellation Detailed Modeling Inputs for Base Earnings

Expected Generation (million MWhs) [1]

Nuclear	**2025**	**2026**	**2027**	**2028**	**2029**
IL CMC Units	55	53	23	-	-
NY Units	26	25	26	25	26
Remaining Units	101	102	132	158	157
Crane	-	-	-	3	6
Total Nuclear	**182**	**180**	**180**	**187**	**188**
Number of Planned Refueling Outages [1]	12	15	15	12	16

Price ($/MWh)

	2025	**2026**	**2027**	**2028**	**2029**
IL CMC Units [2]	$33.47	$34.09	$34.50		
NY Units [3]	$61 - $62	$61 - $63			
Remaining Units (PTC - 2% Inflation)	$44.75	$44.75	$45.75	$45.75	$49.88
Nuclear Fuel	($5.30 - $5.35)	($5.75 - $5.80)			

PTC Inflation Scenarios ($/MWh)

	2025	**2026**	**2027**	**2028**	**2029**
2% Inflation	$44.75	$44.75	$45.75	$45.75	$49.88
3% Inflation	$44.75	$45.75	$48.88	$49.88	$50.88
4% Inflation	$44.75	$45.75	$49.88	$50.88	$51.88

Volume

Commercial (Retail/Wholesale)	**2025**	**2026**
Power	205 million MWhs	200 million MWhs
Gas	845 million dth	865 million dth

Margins (10-Year Average) [4]

2025
$3.70 - $3.80/MWh
$0.25 - $0.30/dth

(1) Reflected at ownership; includes Salem and STP
(2) Reflects calendar year price based on weighted average CMC prices across planning years
(3) Values reflect the total of energy, capacity, and ZEC consistent with the rate-setting mechanism
(4) 10-Year average represents five years of historical realized margins and five years of forward-looking forecast

35

Constellation.

Standalone Constellation Detailed Modeling Inputs for Base Earnings (continued)

Non-Nuclear (Energy)	Expected Generation (million MWhs) 2025	2026
Wind/Solar	5	5
Hydro	2	2
Natural Gas, Oil, Other	20	18

	Modeling Prices ($/MWh) [1]
Historical renewable contracts	$60 - $70
Hydro revenue price ($/MWh)	$45
Representative spark spread ($/MWh)	$20

Non-Nuclear (Capacity)	2024/2025 Cleared Volumes (MW) [2]	2024/2025 Cleared Prices ($/MW-day)	2025/2026 Cleared Volumes (MW) [2]	2025/2026 Cleared Price ($/MW-day)
EMAAC	1,950	$55	1,525	$270
MAAC	200	$49	100	$270
BGE	425	$73	325	$466
Total PJM Portfolio	**2,575**		**1,950**	

Note: Base earnings assumes clearing price of $150/MW-d. Capacity revenues for nuclear units are included in the gross receipts calculation for the PTC and therefore not provided

	2024/2025 Capacity [4]	2024/2025 Price ($/MW-day)	2025/2026 Capacity [4]	2025/2026 Price ($/MW-day)
NEMA	115	$131	125	$87
SEMA	235	$632	235	$87
Total ISO-NE [3]	**350**		**360**	

(1) Hydro revenue price and representative spark spread reflect consistent historical average we have achieved across hydro and fossil assets, respectively
(2) Volumes are rounded and reflect Constellation's ownership share of partially owned units
(3) ISO-NE: ISO New England; NEMA: Northeastern Massachusetts and Boston; SEMA: Southeastern Massachusetts
(4) Represents offered capacity at ownership

36

Constellation

Standalone Constellation Additional Modeling Inputs and Information

Other Modeling Inputs ($M)	2025	2026
Adjusted Gross Margin* (Enhanced Only)	$1,050 - $1,300	$1,175 - $1,550
Performance Incentive Adjustment (Applied Against Enhanced Earnings) (1)	($150)	($50)
Adjusted O&M* (Excl. Performance Incentive Adj.) (2)	($5,225)	($5,400)
Other Revenues	$25	$25
Taxes Other Than Income (TOTI) (3)	($450)	($475)
Other, Net	$25	$25
Depreciation and Amortization	($925)	($925)
Interest Expense, Net (4)	($325)	
Effective Tax Rate Including PTC (5)	24%	25%
Effective Tax Rate Excluding PTC (6)	25%	25%

Additional Information	2025	2026
Power Margins Above 10-year Average	$0.35	-
Percentage of Nuclear Fleet in PTC Zone (12/12/24)	51%	0%

Reference Prices (7)	2025	2026
NIHub ATC ($/MWh)	$36.22	$40.04
PJM-W ATC ($/MWh)	$45.89	$51.28
New York Zone A ATC ($/MWh)	$42.45	$45.67
ERCOT-N ATC Spark Spread ($/MWh)	$23.79	$21.92
ERCOT-N Peak Spark Spread ($/MWh)	$33.87	$30.80

Note: Full-year 2025 earnings guidance is based on expected average diluted common shares outstanding of 311 million. 2026 assumes average shares outstanding are held flat.
(1) Reflects additional O&M for compensation expense related to overperformance
(2) Excludes impact from performance O&M associated with higher enhanced earnings. Total Adjusted O&M* is $5,375 million and $5,450 million for 2025 and 2026, respectively.
(3) TOTI excludes gross receipts tax
(4) Interest expense, net is not reflective of capital allocation. Includes interest income from cash on hand.
(5) Reflects effective tax rate inclusive of forecasted PTC revenues as of December 12, 2024. To the extent we receive nuclear PTCs, the value will be reflected in revenues on the GAAP financial statements.
(6) Reflects effective tax rate excluding impact of forecasted PTC revenues as of December 12, 2024
(7) Based on prices as of December 12, 2024

37

Constellation.

Standalone Constellation Only Adjusted O&M* and Capital Expenditures 38 $875 $1,150 $1,200 $1,350 $1,100 $1,250 $425 $750 $950 2024E 2025E 2026E $2,650 $3,000 $3,400 Growth Fuel Baseline ($M) Note: All amounts rounded to the nearest $25M. Items may not sum due to rounding. (1) GAAP to Non-GAAP reconciliation for Adjusted O&M* can be found on page 41 (2) Reflects additional O&M for compensation expense related to overperformance (3) Reflects cash CapEx for Non-Nuclear at 100% ownership $5,575 $5,225 $5,400 $150 2024E $150 2025E $50 2026E $5,725 $5,375 $5,450 Adjusted O&M* (Excl. Performance Incentive Adj.) Performance Incentive Adjusted O&M* (Applied Against Enhanced Earnings) (2) Investing for Long-Term Value Through CapEx (3)Adjusted O&M* 2024-2026 (1) ($M)

Appendix Reconciliation of Non-GAAP Measures 39

CFO (Pre-WC) (c) Moody’s CFO Pre-WC/Debt (3) = FFO (a) S&P FFO/Debt (2) = Adjusted Debt (d)Adjusted Debt (b) Moody’s CFO Pre-WC Calculation (3)S&P FFO Calculation (2) Cash Flow From OperationsGAAP Operating Income +/- Working Capital Adjustment+ Depreciation & Amortization - Nuclear Fuel Amortization= EBITDA +/- Other Moody’s CFO Adjustments- Interest = CFO Pre-Working Capital (c) +/- Cash Taxes + Nuclear Fuel Amortization +/- Mark-to-Market Adjustments (Economic Hedges) +/- Other S&P Adjustments = FFO (a) Moody’s Adjusted Debt Calculation (3)S&P Adjusted Debt Calculation (2) Long-Term DebtLong-Term Debt + Short-Term Debt+ Short-Term Debt + Underfunded Pension (pre-tax)+ Purchase Power Agreement and Operating Lease Imputed Debt + Operating Lease Imputed Debt+ Pension/OPEB Imputed Debt (after-tax) +/- Other Moody’s Debt Adjustments+ AR Securitization Imputed Debt = Adjusted Debt (d)- Off-Credit Treatment of Non-Recourse Debt - Cash on Balance Sheet +/- Other S&P Adjustments = Adjusted Debt (b) GAAP to Non-GAAP Reconciliations for Credit Metrics (1) 40 (1) Due to the forward-looking nature of some forecasted non-GAAP measures, information to reconcile the forecasted adjusted (non-GAAP) measures to the most directly comparable GAAP measure may not be available; therefore, management is unable to reconcile these measures (2) Calculated using S&P Methodology (3) Calculated using Moody’s Methodology

202620252024Adjusted O&M* Reconciliation ($M) $5,800$5,700$6,200GAAP O&M ($225)($200)($100)Decommissioning-Related Activities (1) ($125)($125)($200) Direct cost of sales incurred to generate revenues for certain Commercial and Power businesses (2) --($75)Change in Environmental Liabilities --($50)Plant Divestitures and Retirements --($25)Other $5,450$5,375$5,725Adjusted O&M* GAAP to Non-GAAP Reconciliation 41 Note: Items may not sum due to rounding. All amounts rounded to the nearest $25M. (1) Reflects all gains and losses associated with NDT, ARO accretion, ARO remeasurement, and any earnings neutral impacts of contractual offset for Regulatory Agreement Units (2) Reflects the direct cost of sales of certain businesses, which are included in gross margin.

42 Contact Information InvestorRelations@constellation.com Links Events and Presentations ESG Resources Reports & SEC Filings Constellation Sustainability Report ESG Investor Presentation Nuclear 101